UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2010

BLUEFIRE RENEWABLES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52361	20-4590982
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 Musick
Irvine, CA 92618
 (Address of principal executive offices)

(949) 588-3767
(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 23, 2010, BlueFire Renewables, Inc. (the “Company”), sold a one percent (1%) membership interest in its operating subsidiary, BlueFire Fulton Renewable Energy, LLC (“BlueFire Fulton”), for an assessed value of $1.061MM, to an accredited investor for a purchase price of $750,000 (“Purchase Price”).  The Purchase Price was an approximately 25% discount to BlueFire Fulton's agreed upon value. The Company maintains a 99% ownership interest in BlueFire Fulton.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 27, 2010	BLUEFIRE RENEWABLES, INC.

	By:	/s/ Arnold R. Klann
Arnold R. Klann
Chief Executive Officer